                                  EXHIBIT 21.1

                           Subsidiaries of the Company



Name                                                                 Jurisdiction of Incorporation
----                                                                 -----------------------------
GearHead Entertainment, Inc.                                         Pennsylvania
Mission Studios, Inc.                                                Illinois
Take-Two Interactive Software Europe Limited                         United Kingdom
Goldweb Services (1)                                                 United Kingdom
Take-Two Interactive France F.A. (2)                                 France
Take-Two Interactive GMBH (2)                                        Germany
Inventory Management Systems, Inc.                                   Delaware
Jack of All Games, Inc. (3)                                          New York
DirectSoft Australia Pty. Limited                                    New South Wales, Australia
Talonsoft, Inc.                                                      Delaware
L.D.A. Distribution Limited                                          United Kingdom
Joytech Europe Limited (4)                                           United Kingdom
Take-Two Interactive Software Canada, Inc.                           Ontario
Triad Distributors, Inc. (5)                                         Ontario
Global Star Software Limited (5)                                     Ontario
DMA Design Holdings Limited                                          United Kingdom
DMA Design Limited (6)                                               United Kingdom
FunSoft Nordic A.S.                                                  Norway
C.D. Verte Italia Spa                                                Italy
Gathering of Developers, Inc.                                        Texas
Rockstar Games, Inc.                                                 Delaware
Wide Group Studios, Inc.                                             Delaware
VLM Entertainment Group, Inc.                                        Delaware



(1) Subsidiary of Take-Two Interactive Software Europe Limited
(2) Subsidiary of Goldweb Services
(3) Subsidiary of Inventory Management Systems, Inc.
(4) Subsidiary of L.D.A. Distribution Limited
(5) Subsidiary of Take-Two Interactive Software Canada, Inc.
(6) Subsidiary of DMA Design Holdings Limited


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